UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2024

Kezar Life Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38542	47-3366145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Shoreline Court, Suite 300
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 822-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2024, the Board of Directors (the “Board”) of Kezar Life Sciences, Inc. (“Kezar” or the “Company”), a Delaware corporation, declared a dividend of one right (“Right”) to purchase one-thousandth of one share of the Company’s newly designated Series A Junior Participating Preferred Stock, par value $0.001 per share (each, a “Preferred Share” and collectively, the “Preferred Shares”), for each outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) to the stockholders of record as of the close of business on October 28, 2024 (the “Record Date”). The Company also adopted a limited duration stockholder rights plan (the “Rights Plan”), effective immediately, as set forth in the Rights Agreement, dated as of October 17, 2024 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent. The Rights Agent currently serves as the Company’s transfer agent with respect to the Company Common Stock and also has been appointed transfer agent with respect to the Preferred Shares, if any, that may be issued pursuant to the exercise of rights under the Rights Agreement. The Rights will expire on October 17, 2025 (“Final Expiration Date”), unless the rights are earlier redeemed or exchanged by the Company. The Company does not have any obligation under the Rights Agreement to seek stockholder approval for the Rights Plan.

In general terms, the Rights Plan imposes a significant penalty upon any person or group that acquires beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of the outstanding shares of Company Common Stock without the approval of the Board. The Rights Plan was adopted in response to (i) the unsolicited, non-binding proposal from Concentra Biosciences, LLC (“Concentra”) to acquire all of the outstanding shares of Company Common Stock for cash consideration of $1.10 per share, plus a contingent value right that represents the right to receive 80% of the net proceeds from any out-license or disposition of the Company’s development programs or intellectual property (the “Concentra Proposal”), and (ii) Concentra and its affiliates’ rapid accumulation of 9.9% of the outstanding Company Common Stock. The Rights Plan is intended to enable all stockholders to realize the full value of their investment in the Company and afford the Board adequate time to consider any further proposals from Concentra. The Rights Plan will reduce the likelihood that any entity, person or group gains control of the Company through open market accumulation without paying all stockholders an appropriate control premium or without providing the Board sufficient time to make informed judgments and take actions that are in the best interests of all stockholders. The Rights Plan does not prevent the Board from engaging with parties or accepting an acquisition proposal, including from Concentra, if the Board believes that it is in the best interests of the Company and all of its stockholders.

A summary of the terms of the Rights Agreement follows:

The Rights. The Rights will not be exercisable and will trade with shares of the Company Common Stock until the earlier to occur of (a) the tenth calendar day (or such later date as may be determined by the Board) after a person or group acquires beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of our outstanding Company Common Stock (an “Acquiring Person”) or (b) the tenth business day (or such later date as may be determined by action of the Board prior to such time as any person or entity becomes an Acquiring Person) following the date of commencement of, or the first announcement of, an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person or entity or group of persons or entities acting in concert becoming an Acquiring Person. The term “Acquiring Person” is subject to certain customary exceptions whereby certain stockholders that would have otherwise been an Acquiring Person are excluded from the definition of “Acquiring Person”. Any stockholders with beneficial ownership of Company Common Stock above the applicable threshold as of the time of this announcement are grandfathered at their current ownership levels but are not permitted to increase their ownership without triggering the Rights. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The date when the Rights separate from Company Common Stock and become exercisable is referred to herein as the “Distribution Date”. Until that date, Company Common Stock notations in the book-entry account system will evidence the Rights, and any transfer of shares of Company Common Stock will constitute a transfer of Rights. After the Distribution Date, the Rights will be evidenced by separate book-entry credits. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Exercise Price. After the Distribution Date, each Right will entitle the holder to purchase one-thousandth of a Preferred Share for $7.16, subject to adjustment (the “Exercise Price”). Each one-thousandth of a Preferred Share has economic terms similar to that of one share of Company Common Stock. The Exercise Price payable, and the number of Preferred Shares or other securities or other property issuable upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares. The exercise of Rights to purchase Preferred Shares will at all times be subject to the availability of a sufficient number of authorized but unissued Preferred Shares. Notwithstanding the foregoing, with certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-thousandth of a Preferred Share issuable upon the exercise of one Right, which may, at the Company’s election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Beneficial Ownership. Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of underlying shares of Company Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) — are treated as beneficial ownership of the number of shares of Company Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Company Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership. In addition, shares held by affiliates and associates of an Acquiring Person, including shares that are subject of, or the reference securities for, or that underline, any derivative position of such persons, will be deemed to be beneficially owned by the Acquiring Person. In addition, any securities beneficially owned by a third party with whom the Acquiring Person has any agreement, arrangement or understanding (whether or not in writing) (i) for the purpose of acquiring, holding or voting securities of the Company or (ii) to cooperate in obtaining, changing or influencing control of the Company, will be deemed to be beneficially owned by the Acquiring Person.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip-In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or its affiliates may, for the Exercise Price, purchase shares of Company Common Stock with a market value of twice the Exercise Price.

•

Exchange. In lieu of “flip-in” feature described above, the Board may, at its option at any time after a person or group becomes an Acquiring Person, exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, for shares of Company Common Stock at an exchange ratio of one share of Company Common Stock per Right (subject to adjustment).

•

Flip-Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person or its affiliates may purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a market value of twice the Exercise Price.

Company Preferred Share Provisions.

Each Preferred Share, if issued:

•	will not be redeemable;

•

when, as and if any dividend is declared on Company Common Stock, entitle the holder quarterly dividend payments in an amount per share equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Company Common Stock or a subdivision of the outstanding Company Common Stock (by reclassification or otherwise), declared on the Company Common Stock since the immediately preceding quarterly dividend payment date;

•

will entitle the holder upon liquidation to receive a preferential liquidation payment of the greater of (a) $1,000 per Preferred Share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (b) an aggregate amount per Preferred Share equal to 1,000 times the aggregate amount to be distributed per share to holders of Company Common Stock plus an amount equal to any accrued and unpaid dividends on such Preferred Shares;

•	will have the same voting power as 1,000 shares of Company Common Stock;

•

if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a per share payment equal to the payment made on 1,000 shares of Company Common Stock; and

•

the Preferred Shares would rank junior to any other series of the Company’s preferred stock in the event such other preferred stock is issued by the Company, unless the terms of any such series provide otherwise.

The value of one one-thousandth interest in a Preferred Share is intended to approximate the value of one share of Company Common Stock.

Expiration. The Rights will expire on the Final Expiration Date, unless the Rights are earlier redeemed or exchanged by the Company.

Redemption. The Board may redeem the Rights for $0.001 per Right at any time prior to the earlier of (A) such time as any person or group becomes an Acquiring Person or (B) the close of business on the Final Expiration Date. Following the expiration of the above periods, the Rights become nonredeemable. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company effects a stock split or stock dividend of Company Common Stock.

Anti-Dilution Provisions. Rights will have the benefit of certain customary anti-dilution provisions.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Miscellaneous. The Rights Agreement does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future Board to redeem the Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The summary of the Rights Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

The Company issued a press release announcing that its cash, cash equivalents and marketable securities as of September 30, 2024 were approximately $148 million. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This is not a comprehensive statement of the Company’s financial results for the quarter ended September 30, 2024 and has not been audited, reviewed, or compiled by its independent registered public accounting firm. The Company’s actual consolidated cash, cash equivalents and marketable securities balance as of September 30, 2024 may differ due to the completion of the Company’s quarter-end closing and auditing procedures.

The information provided under this Item 2.02 in this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 3.03	Material Modification to Rights of Security Holders.

Item 1.01 above is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on October 17, 2024. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On October 17, 2024, the Company issued a press release providing an update on the zetomipzomib development program and issued a press release announcing the Board’s unanimous rejection of the Concentra Proposal and the adoption of the Rights Agreement. The full text of the press releases is attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on October 17, 2024

4.1*	Rights Agreement, dated as of October 17, 2024 between Kezar Life Sciences, Inc. and Computershare Trust Company, N.A., which includes the form of Certificate of Designation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C

99.1	Press Release of Kezar Life Sciences, Inc., dated October 17, 2024

99.2	Press Release of Kezar Life Sciences, Inc., dated October 17, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Kezar will furnish supplementally a copy of any omitted exhibit to the SEC upon request. Kezar may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEZAR LIFE SCIENCES, INC.

Dated: October 17, 2024	By:	/s/ Marc L. Belsky
Marc L. Belsky
Chief Financial Officer and Secretary